Exhibit 10.1

DATED THIS   29 DAY OF    AUGUST     2011

BETWEEN

WONG WENG KUNG and CHAI KOK WAI

AND

UNION HUB TECHNOLOGY SDN BHD

(37206-D)

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MEMORANDUM OF UNDERSTANDING

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MESSRS. CHING, TAN & ASSOCIATES

Advocates & Solicitors

Suite A-2-3, Level 4, Block A

Menara Uncang Emas (UE3)

Taman Miharja

No. 85, Jalan Loke Yew

55200 Kuala Lumpur

Tel: 03-9200 1380 - Fax: 03-9200 1580

2	[Missing Graphic Reference]	[Missing Graphic Reference]

THIS MEMORANDUM OF UNDERSTANDING (MOU) is made on this 29 day of August 2011.

BETWEEN

WONG WENG KUNG [NRIC No. 720909-08-5057] of [431,Tanah Hitam 31200 Chemor , Perak] and CHAI KOK WAI [NRIC No. 721103-08-6143] of [A-6-1,Seri Cendekia Condo , Jalan 4/124 Taman Connaught, Cheras 56100 Kuala Lumpur] (hereinafter collectively referred to as "The Transferors") of the one part;

AND

UNION HUB TECHNOLOGY SDN BHD [37206-D], a company incorporated in Malaysia under the Companies Act, 1965 with its registered office at [37-2 (Room 1), 2nd Floor, Jalan Metro Perdana 7, Taman Usahawan Kepong, Kepong Utara 52100 Kuala Lumpur] (hereinafter referred to as "the Transferee") of the other part.

WHEREAS:-

1.
The Transferors are the registered shareholders of all the entire paid up capital of VIRTUAL SETUP SDN BHD [908553-K], a company incorporated in Malaysia under the companies Act, 1965 with its registered office at 37-2, Perdana 7, Taman Usahawan Kepong, Kepong Utama, 52100 Kuala Lumpur (hereinafter referred to as "the Company") more particularly represented by Two (2) fully paid up ordinary shares in the Company (hereinafter referred to as "the Shares").

2.
By a Sale and Purchase Agreement dated 8th July 2011 (hereinafter referred to as "the Sale and Purchase Agreement") made between PERSIARAN ABADI SDN BHD [288151-M](hereinafter referred to as "the Land Owner") of the one part and the Company of the other part, the Land Owner has agreed to sell and the Company has agreed to purchase the land held under Geran 10602 for Lot 3694; Geran 10603 for Lot 3695; Geran 10604 for Lot 3696 and Geran 7800 for Lot 1552, all in the Mukim of Teras, District of Raub (hereinafter referred to as "the Land") for a total purchase price of RM24,425,640.00 (hereinafter referred to as "the Purchase Price") and upon the terms and conditions therein contained.

3.
At the request of the Transferors, the Transferee has advanced and shall advance the sum equivalent to the Purchase Price to the Company in order for the Company to settle the Purchase Price in full with the Land Owner.

4.
In consideration of the various premises hereinbefore referred to, the parties hereto are desirous of entering into this Memorandum of Understanding for the Transferors to transfer of the Shares to the Transferee in order for the Company to become the fully owned subsidiary of the Transferee upon the completion of the Sale and Purchase Agreement and the successful registration of the transfer of the titles to the Land in favour of the Company at the relevant land office or registry upon the terms and conditions as hereinafter contained.

NOW IT IS HEREBY ENDORSED AND AGREED as follows:-

1.	THE UNDERSTANDING

1.1
The Parties hereto hereby agree to co-operate with each other and to make all reasonable endeavours to assist the Company to complete the Sale and Purchase Agreement in accordance with the terms and conditions therein contained.

2.	OBLIGATIONS OF THE TRANSFEREE

2.1
In consideration of the various covenants by the Transferors, theTransferee shall, upon receipt of a written notice from the Transferors or the Company, advance or continue to advance a sum equivalent to the Purchase Price or part thereof as the Transferors or the Company shall direct to the Company in order for the Company to complete the Sale and Purchase Agreement in accordance with its terms and conditions.

3.	OBLIGATIONS OF THE TRANSFERORS

3.1	In consideration of the various covenants by the Transferee, the Transferors hereby covenant, agree and undertake with the Transferee as follows:-

3.1.1	to transfer the Shares to the Transferee upon completion of the Sale and Purchase Agreement and the due registration of the transfer of the titles to the Land in favour of the Company;

3.1.2
to execute and deposit with the Transferee all the required documents to effect the transfer of the Shares in favour of the Transferee including but not limited to the original copies of the share certificates, the relative transfer forms, the required resolution of the board of directors or shareholders, etc;

3.1.3	to continue to conduct the businesses of the Company in the normal course of business so as not to jeopardize the financial interest of the Company;

3.1.4	to continue to safeguard and protect all the assets of the Company including the Land;

3.1.5	to continue to comply with all laws, byelaws, regulations, government directives and other rules affecting the Company;

3.1.6	to continue to submit all relevant returns to the government authorities including the Inland Revenue Department; And

3.1.7
to cause the Company to refund to the Transferee all whatsoever sums forming part or whole of the Purchase Price which may be refunded to the Company by the Land Owner in the event the Sale and Purchase Agreement is terminated for any reasons whatsoever.

4.	NEGATIVE COVENANTS OF THE TRANSFERORS

4.1	The Transferors hereby covenant

4.1.1
not to cause the Company to issue or allot any additional shares, bonus or rights issues without the prior written consent of the Transferee and if such consent is granted to issue or allot any such shares subject to such conditions as may be imposed by the Transferee;

4.1.2
not to do anything or omit to do anything which may amount to an infringement of the Sale and Purchase Agreement rendering termination or threatened termination of the Sale and Purchase Agreement by the Land Owner; and

4.1.3	not to enter into any agreement, deed or instrument with any third party which may impede onto the right of the Transferors to transfer the Shares to the Transferee.

5.	CONFIDENTIALITY

5.1	Save as otherwise provided in this MOU or in any other deed or agreement entered into pursuant to this MOU, each party shall keep confidential:-

5.1.1	all communications between each other or any of them;

5.1.2	all information and other material supplied to or received by such party from any other party;

5.1.3	any information concerning the business transactions or the financial arrangements of the parties hereto and or their subsidiaries coming to the knowledge of such party; and

5.1.4	the contents of this MOU, unless and to the extent that:-

i)	disclosure is required by law; or

ii)
disclosure is made to any governmental or regulatory authority in any jurisdiction in which such party or its holding company or ultima holding company is incorporated in order to comply with any official directive or guideline whether or not having the force of law; or

iii)
disclosure is made in confidence to professional consultants or advisers of such party protected by written confidentiality agreements (unless the duty of confidentiality is already accorded by law); or

iv)	disclosure is made in confidence protected by a written secrecy agreement for the purpose of seeking finance for the purposes of this MOU; or

v)
unless or until such party can reasonably demonstrate that it is or part of it is, in the public domain (and not by virtue of a breach by such party of the provisions of this Clause 5.1), whereupon, to the extent that it is public, the obligation in this Clause 5.1 shall cease.

5.2
The Transferors and the Transferee shall procure the observance of the restrictions referred to in Clause 5.1 by as applicable, the members, directors, secretaries, officers, employees and agents of the Transferors and the Transferee and shall take all reasonable steps to minimise the risk of disclosure of confidential information, by ensuring that only relevant persons whose rights and duties will require them to possess such information shall have access thereto and that they shall be instructed to treat the same as confidential.

5.3	The obligations contained in this Clause 5 shall survive the termination of this MOU for whatever reasons and continue until the confidential information enters the public domain as set out above.

6.	PUBLICITY

6.1
No party may name any other party ("Named Party") in any publicity or press release without first obtaining the prior written approval of the Named Party to the content of such publicity or press release, which approval shall not be unreasonably withheld. The parties shall ensure that any request for approval under this Clause 6 is dealt with promptly and not in a way which would cause the requesting party to be in breach of obligations imposed on it by any regulatory authority having jurisdiction over such requesting party.

7.	TERMINATION OF THIS MOU

7.1
Unless mutually agreed to in writing between the parties, this MOU shall terminate on the date of completion of the Sale and Purchase Agreement and the transfer of the titles to the Land duly registered in favour of the Company at the relevant land office/registry and the transfer of the Shares in favour of the Transferee duly perfected or such earlier date as follows:-

7.1.1	If the Transferee shall default in complying with any terms and conditions herein, the Transferors shall, by giving thirty (30) days' written notice, be entitled to terminate this MOU; or

7.1.2	If the Transferors shall default in complying with any terms and conditions herein, the Transferee shall, by giving thirty (30) days' written notice, be entitled to terminate this MOU.

8.	NOTICES

8.1
Any notice or request with reference to this MOU shall be deemed to havebeen sufficiently served or given for all purposes herein and therein if left by hand or sent by telefax (with copy by hand or registered post) or registered post to the party to whom such notice or request is addressed at such party's address set forth below or to such other address as such party may notify to the other party in writing:-

8.1.1	to the Transferors:- 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur Fax: 03-62013226

8.1.2	to the Transferee:- 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur Fax: 03-62013226

8.2	A notice sent:-

8.2.1	by hand shall be deemed to have been served on the day of delivery;

8.2.2	by telefax (and confirmed by the delivery of a copy thereof by hand or by registered post) shall be deemed to have been servedupon confirmation of completion of transmission; or

8.2.3	by registered post shall be deemed to have been served on the 5th (fifth) day after posting.

9.	WARRANTIES

9.1	Each party warrants and represents to the other party that as at the date hereof the statements contained in Recitals herein are true and accurate in all respects.

9.2	Each of the parties hereby warrant to the other parties:-

9.2.1	that he/she/it has the power and authority to enter into, execute and deliver this MOU and, to carry the terms hereof into effect; and

9.2.2	that the agreements contained in this MOU constitute legal, valid and binding obligations binding on him/her/it in accordance with the provisions herein.

10.	GOVERNING LAW

10.1	This MOU shall be governed by, and construed in all respect in accordance with the laws of Malaysia and the parties hereto submit to the nonexclusive jurisdiction of the courts in Malaysia.

11.	COSTS

11.1	Each party shall bear its own solicitors of and incidental to this MOU. The stamp duty payable on this MOU shall be borne by the Transferee.

12.	NO PARTNERSHIP OR AGENCY

12.1
Notwithstanding anything contained herein, nothing in this MOU shall be construed to create the relationship of partnership between the parties hereto nor shall anything herein be construed to create the relationship of principal and agent between the parties hereto. Save as may be expressly provided herein in this MOU, no party hereto shall be permitted to do anything binding on the other unless and until consented or approved to by the latter.

13.	BINDING EFFECT

13.1
Each of the parties hereto understands and agrees that this MOU is intended to create legally binding obligations with respect to the matters in this MOU. The terms and conditions and obligations under this MOU with regard to matters before the expiry or termination of this MOU shall remain in full force and continue to subsist even after the expiry or termination of this MOU.

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IN WITNESS WHEREOF the parties hereto have executed this MOU the day and year first above written.

SIGNED BY WONG WENG KUNG In the presence of:- /s/ Wong Sek Fong Wonf Sek Fong	) ) ) ) ) )

SIGNED BY CHAI KOK WAI in the presence of: /s/ Wong Sek Fong Wonf Sek Fong	) ) ) ) ) )

SIGNED BY PUAWOOK KHANG for and on behalf of UNION HUB TECHNOLOGY SDN BHD (37206-D) in the presense of: /s/ Wong Sek Fong Wonf Sek Fong	UNION HUB TECHNOLOGY SDN.BHD ) ) ) ) ) /s/ Pua Wooi Khang ) Authorised Signature ) ) )